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[Logo: Transco Tower]
                                 LEASE AGREEMENT

               THE STATE OF TEXAS       ss.

               COUNTY OF HARRIS         ss.

               THIS LEASE AGREEMENT made and entered into on this the 18th day of April, 1988 between TRANSCO TOWER LIMITED, whose address for purposes hereof is 2100 Post Oak Tower, 5051 Westheimer, Houston, Texas 77056 prior to December 1, 1983 and thereafter 2600 Post Oak Boulevard, Houston, Texas 77056 (hereinafter called "Lessor"), and Metro Traffic Control, Inc. whose address for purposes hereof is 4828 Loop Central Drive, Suite 800, Houston, Texas 77081 prior to the commencement of the lease term and thereafter shall be the leased premises in the Building (hereinafter called "Lessee");

                                   WITNESSETH:

                                       I.

Leased              1. Subject to and upon the terms, provisions and conditions
Premises hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Lessor does hereby lease, demise and let to Lessee and Lessee does hereby lease and take from Lessor those certain premises (hereinafter sometimes called the "leased premises") in the building known as Transco Tower located at 2800 Post Oak Boulevard (hereinafter sometimes called the "Building") in the City of Houston, Harris County, Texas, such premises being more particularly described as follows:

                    Approximately 772 square feet of Net Rentable Area located on Level 52.

               as reflected on the floor plan of such premises attached hereto and made a part hereof as Exhibit A and initialed for identification by both parties.

Net                 The term "net rentable area", as used herein, shall refer to
Rentable       (i) in the case of a single tenant floor, all Rentable floor area
Area           measured from the inside surface of the inner glass or (with respect to the basements) exterior wall of the Building to the inside surface of the opposite outer wall excluding only the areas ("service areas") within the outside walls on the particular floor used for building stairs, fire towers, elevator shafts, flues, vents, stacks, vertical pipe shafts and vertical ducts, but including any such service areas which are for the specific use of the particular tenant such as special stairs or elevators, plus a proportionate part of the areas ("extra areas") used for building elevator, mechanical, electrical and plumbing rooms and the central plant serving the Building, the truck dock, the bridge connecting the Building with the Garage, fire control stations, and ground floor, basement, and 51st floor lobbies, and
               (ii) in the case of a floor to be occupied by more than one tenant, all floor areas within the demising walls (measured from the mid-point of the demising walls and in the case of exterior walls, measured as defined in (i) above), plus a proportionate part of areas ("common areas") devoted to lobbies, corridors, elevator foyers, restrooms, electrical, telephone and mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all tenants on the particular floor plus a proportionate part of the extra areas. The Lessee's proportionate part of extra areas shall be based upon the ratio of the Lessee's net rentable area (excluding "extra areas") to the aggregate net rentable area (excluding "extra areas") of


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               the Building. The Lessee's proportionate part of common areas shall be based upon the ratio of the Lessee's net rentable area (excluding "common" and "extra areas") to the aggregate net rentable area (excluding "common" and "extra areas") on such floor. No deductions shall be made in determining net rentable area for columns or projections necessary to the Building. The net rentable area in the leased premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be 772 square feet, whether the same shall be more or less as a result of variations resulting from actual construction and completion of the leased premises for occupancy so long as such work is done substantially in accordance with the terms and provisions hereof.

                                       II.

Term                1. (a) Subject to and upon the terms and conditions set
               forth herein, or in any exhibit or addendum hereto, this lease shall continue in force for a term of one hundred twenty (120) months beginning on the 1st day of August 1988, and ending on the 31st day of July 1998.

                    (b) As more fully defined in Schedule 1 hereto, in the event the Leased Premises should not be ready for occupancy by the commencement date stated in Paragraph l(a) above for any reason, Lessor shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, and the term of this lease shall commence at the time that the Leased Premises are ready for occupancy by Lessee. Should the term of this lease commence on a date other than that specified in Paragraph l(a) above of Article II, Lessor and Lessee will, at the request of either, execute a declaration specifying the beginning date of the term of this lease. In such event, rental under this lease shall not commence until said revised commencement date, and the stated term in this lease shall thereupon commence and the expiration date shall be extended so as to give effect to the full stated term.

Use                 2. The leased premises are to be used and occupied by Lessee solely for the purpose of office space.

Base                3. Lessee hereby agrees to pay a base annual rental (herein
               Rental called "Base Rental") in the sum of

                         Years 1 - 5 = $7,720.00
                         Years 6 - 10 = $11,580.00

               (________________________) per year. The Lessee shall also pay, as additional rent, all such other sums of money as shall become due from and payable by Lessee to Lessor under this lease. The Lessor shall have the same remedies for default in the payment of additional rent as are available to Lessor in the case of a default in the payment of Base Rental. Such Base Rental together with Lessee's share of Forecast Operating Expenses (hereinafter defined) shall be due and payable in twelve (12) equal installments on the first day of each calendar month during the Initial term of this lease and any extensions or renewals thereof, and Lessee hereby agrees to so pay such rent to Lessor at Lessor's address as provided herein (or such other address as may be designated by Lessor from time to time) monthly in advance without demand. If the term of this lease commences on other than the first day of a month or terminates on other than the last day of a month, then the installments of Base Rental and additional rent for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. All past due installments of rent shall bear interest at the maximum non-usurious rate per annum from the due date until paid.

Net Lease           4. This shall be a net lease and Base Rental shall be paid to Lessor absolutely net of all costs and expenses. The provisions for payment of Actual Operating Expenses by means of periodic payment of Lessee's Share of Forecast Operating
               Expenses and the Operating Expense Adjustment are intended to pass on to Lessee and reimburse Lessor for all costs and expenses of the nature described in Section 5 incurred in connection with ownership, management and operation of the Project and such additional


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               facilities now and in subsequent years as may be determined by
               Lessor to be included within the Project.

Operating           5. (a) Actual Operating Expenses as said term is used herein
Expenses       shall consist of all operating expenses of the Project
               (which term for purposes hereof means and includes the Building, Garage, Skybridge connecting the Building to other structures), Project Site (being the tract or tracts of land on which the Building and the Garage are located) and related amenities (whether located on the Project Site or adjacent property) which shall be computed on the accrual basis and shall consist of all costs by Lessor to maintain all facilities in operation during any year and such additional facilities in subsequent years as may be determined by Lessor to be necessary or generally beneficial for the Project. All operating expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. The term "operating expenses" as used herein shall mean all expenses, costs and disbursements (but not replacement of capital investment items except as specifically provided below nor specific costs especially billed to and paid by specific tenants) of every kind and nature which Lessor shall pay or become obligated to pay because of or in connection with the ownership, management and operation of the Project including but not limited to the following:

                    (1) Wages and salaries and related expenses and benefits of all on-site and off-site employees engaged in the supervision, operation and maintenance, or access control, of the Project and personnel who may provide traffic control relating to ingress and egress to and from the Project to the adjacent public streets and the costs (based upon fair market rental rates) of a management office in the Project.

                    (2) All supplies, tools, equipment and materials used in operation and maintenance of the Project.

                    (3) Cost of all utilities for the Project including the cost of water and power, heating, lighting, air conditioning and ventilating for the Project (excluding those costs separately paid by specific tenants).

                    (4) Cost of all maintenance and service agreements for the Project and the equipment therein, including, but not limited to, access control service, window cleaning, elevator maintenance, landscaping and janitorial services.

                    (5) Cost of all insurance relating to the Project including, but not limited to, the cost of casualty and liability insurance and rental abatement insurance applicable to the Project and Lessor's personal property used in connection therewith.

                    (6) All taxes and assessments and governmental charges with respect to the Project whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the leased premises or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation. It is agreed that Lessee shall be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that same exceed building standard allowances.

                    (7) Cost of repairs and general maintenance of the Project (excluding repairs and general maintenance paid by proceeds of insurance or by Lessee or other third parties, and alterations attributable solely to preparation of space for occupancy by tenants of the Building other than Lessee).


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                    (8)  Amortization (together with reasonable financing
                         charges) of the cost of supplying and installation of capital investment items which are intended for the purpose of reducing operating costs or which may be required by governmental authority. All such costs shall be amortized over the reasonable life of the capital investment items with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Building. In the case of installations for the purpose of reducing operating costs, Lessor shall, upon request, provide a cost justification for its practicality.

                    (9) Lessor's central accounting costs and audit fees attributable to the Project.

                    (10) The cost of payment and performance of the Lessor's
                         obligations with respect to all of the above expenses In connection with the park adjacent to the Project, the Skybridge connecting the Project to other structures and the driveways serving the Project.

                    (11) A management cost recovery equal to three percent (3%)
                         of Lessee's Base Rental and Basic Parking Charge plus three percent (3%) of Lessee's Share of Actual Operating Expenses (net of the management cost recovery).

                    Notwithstanding the inclusion of the entire Garage in the
               definition of the Project above, operating expenses shall exclude such expenses attributable to the portion of the Garage reserved for parking by Transcontinental Gas Pipe Line Corporation under the terms of its lease.

                    (b) "Lessee's Share of Forecast Operating Expenses", as that term is used herein, shall mean the Lessee's Share of Actual Operating Expenses as reasonably projected by Lessor for any calendar year. "Lessee's Share" as that term is used herein, shall mean (i) with respect to all operating expenses other than operating expenses of the garage, a fraction, the numerator of which is the number of net rentable square feet in the Leased Premises and the denominator of which is the greater of 95% of the net rentable area in the Building or the total net rentable area leased to and occupied by tenants of the Building, and (ii) with respect to operating expenses of the Garage, a fraction, the numerator of which is the number of net rentable square feet in the Leased Premises and the denominator of which is the greater of 95% of the net rentable area in the Building less the net rentable area leased to Transcontinental Gas Pipe Line Corporation or the total net rentable area leased in the Building less the net rentable area leased to Transcontinental Gas Pipe Line Corporation. For each calendar year, a statement of the projected amount of Lessee's Share of Forecast Operating Expenses shall be furnished by Lessor to Lessee no less than thirty (30) days prior to the beginning of said calendar year (or for the calendar year in which the term of this Lease commences, thirty
               (30) days prior to the first Rental Accrual Date). Concurrently with each installment payment of Base Rental, Lessee shall pay to Lessor one-twelfth (1/12th) of Lessee's Share of Forecast Operating Expenses for said calendar year.

                    If Lessee's Share of Actual Operating Expenses for any
               calendar year is greater than payments theretofore made by Lessee on account of Lessee's Share of Forecast Operating Expenses, Lessee shall pay to Lessor within thirty (30) days after Lessee's receipt of the annual statements referred to in (c) below the amount of such excess. However, if Lessee's Share of Actual Operating Expenses for such calendar year is less than payments theretofore made by Lessee on account of Lessee's Share of Forecast Operating Expenses, Lessor shall pay to Lessee within thirty (30) days after Lessee's receipt of such statement the amount of such difference.

                    Any sums payable by Lessee under this Section 5 shall be
               deemed additional rent.

                    (c) Within one hundred fifty (150) days (or as seen
               thereafter as reasonably practicable) after the expiration of a calendar year all or any portion of which is within the term hereof, Lessor shall deliver to


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               Lessee a written statement itemized in reasonable detail and certified to by Lessor, showing Actual Operating Expenses for the calendar year in question and a statement of Lessee's Share of Actual Operating Expenses.

                    (d) Should the term of this lease begin or terminate as to any portion of the Leased Premises at any time other than the first day of a calendar year, Lessee's Share of Actual Operating Expenses referred to in this Section shall be prorated accordingly.

                    Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not fully occupied during any year or in the event all of the Building is not provided with building standard services during any year, an adjustment shall be made in computing the Actual Operating Expenses for such year so that the Actual Operating Expenses shall be computed for such year as though the building had been fully occupied during such year.

                    Lessee at its expense shall have the right at any reasonable time within 24 months after the end of a calendar year to audit Lessors books and records relating to operating expenses for any calendar year, or at Lessor's sole discretion, Lessor will provide such audit prepared by a certified public accountant.

                    6. Lessee hereby agrees to pay Lessor a security deposit
                of $0.00 ($0.00) payable on the date this lease is executed by Lessee. Upon the occurrence of any event of default by Lessee, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit paid to Lessor by Lessee as herein provided to the extent necessary to make good any arrears of rent or any additional rent, or any other damage, injury, expense or liability caused to Lessor by such event of default, any remaining balance of such security deposit to be returned by Lessor to Lessee within a reasonable period of time after the termination of this lease. However, the security deposit shall not be considered an advance payment of rental or a measure of Lessors damages in case of default by Lessee.

                                      III.

Services            Lessor covenants and agrees with Lessee:
To
Be                  1. To use reasonable efforts to cause public utilities to
Furnished      furnish the electricity, gas and water utilized in operating any
By             and all facilities serving the leased premises.
Lessor
                    2. To provide (the cost of which is part of operating
               expenses of the Project) access control to the Building during weekends and after normal working hours during the week. Lessor shall not be liable to Lessee for losses due to theft or burglary, or for damages done by unauthorized persons on the Project or within the leased premises.

                    3. To furnish (the cost of which is part of operating
               expenses of the Project) Lessee while occupying the leased premises:

                    (a) Hot and cold water at those points of supply provided
               for general use of other Lessees in the Building; central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Lessor to be standard, but such service at times during week days other than normal business hours for the Building, on Saturday afternoons, Sundays and holidays to be furnished only upon the request of Lessee, who shall bear the entire cost thereof; routine maintenance and elected lighting service for all extra areas, service areas, and common areas of the Building in the manner and to the extent deemed by Lessor to be standard.

                    (b) Janitor services on a five (5) day week basis; provided, however, if any of Lessee's floor


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               coverings or other improvements are other than building standard,
               Lessee shall pay the additional cleaning cost attributable thereto plus fifteen percent (15%) for management cost recovery as additional rent. Lessee shall pay said additional rent upon presentation of a statement therefor by Lessor, and Lessee's failure to pay shall constitute default hereunder.

                    (c) Electrical facilities to furnish sufficient power
                for typewriters, voice writers, calculating machines and other machines of similar low electrical consumption (total electrical power requirement not to exceed one watt per square foot of net rentable area); but not including electricity required for duplicating and electronic data processing equipment, special lighting in excess of building standard, and any other item of electrical equipment, the electrical power requirement of which (singly) is more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single phase; and provided that if the installation or operation of said electrical equipment requires additional air conditioning capacity above that provided by the building standard system, then the additional air conditioning installation and operating costs will be the obligation of Lessee.

                    (d) All building standard fluorescent bulb replacement in
               all areas and all incandescent bulb replacement in public areas, toilet and rest room areas and stairwells.

                    To the extent that the services described above require
               electricity, gas or water supplied by public utilities, Lessor's obligations shall require only that Lessor use reasonable efforts to cause the utilities to furnish the same and shall be subject to any curtailment of utilities supplied. Failure by Lessor to any extent to furnish the foregoing defined services, or any cessation thereof, shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Additionally, should any of the equipment or machinery used in connection with the Project break down, or for any cause cease to function properly, Lessee shall have no claim for rebate or abatement of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom.

                    4. To furnish, at Lessee's cost, two (2) keys for each
               corridor door entering the leased premises. Additional keys will be furnished at a charge by Lessor on an order signed by Lessee or Lessee's authorized representative. All such keys shall remain the property of Lessor. No additional locks shall be allowed on any door of the leased premises without Lessor's permission, and Lessee shall not make, or permit to be made any duplicate keys, except those furnished by Lessor. Upon termination of this lease, Lessee shall surrender to Lessor all keys of the leased premises, and give Lessor the explanation of the combination of all locks for sales, safe cabinets and vault doors, if any, in the leased premises.

                    5. To provide and install, at Lessee's cost, all letters or numerals at the entrance to the leased premises. Lessor also agrees to provide and install, at Lessee's expense, a listing of Lessee's name and office number on the Building Directory Board. No signs, numerals, letters or other graphics shall be used or permitted on the exterior of, or which may be visible from outside the leased premises unless approved in writing by Lessor.

                    6. That Lessee shall, and may peacefully have, hold and
               enjoy the leased premises, subject to the other terms hereof, provided that Lessee pays the rental and other sums herein recited to be paid by Lessee and performs all of Lessee's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in this lease shall be binding upon Lessor and its successors only with respect to breaches occurring during its and their respective ownerships of the Lessor's interest hereunder.

                    7. Unless otherwise stipulated herein, Lessor shall not be required to make any improvements to or repairs of any kind or character on the leased premises during the term of this lease, except such repairs


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               as may be deemed necessary by Lessor for normal maintenance operations. The obligation of Lessor to maintain and repair the leased premises shall be limited to building standard items. Special leasehold improvements shall, at Lessee's written request, be maintained by Lessor at Lessee's expense, at a cost or charge equal to the costs incurred in such maintenance plus an additional charge to cover overhead.

                                       IV.

                    Lessee covenants and agrees with Lessor:.

Payments            1. To pay all rent and sums provided to be paid to Lessor
By             hereunder at the times and in the manner herein provided.
Lessee

Repairs             2. Subject to Article V, Paragraph 15 hereof, at its own
By             cost and expense, to repair or replace any damage or injury
Lessee         done to the Building, or any part thereof, caused by Lessee or
               Lessee's agents, Lessee contractors, employees, invitees, or visitors, provided, however, if Lessee fails to make such repairs or replacement promptly, Lessor may, at its option, make repairs or replacements, and Lessee shall repay the cost thereof to the Lessor on demand, subject to Article V, Paragraph 15.

Care                3. Not to commit or allow any waste or damage to be
Of             committed on any portion of the leased premises and at the
Leased         termination of this lease, by lapse of time or otherwise, to
Premises       deliver up said leased Leased premises to Lessor in as good condition as at date of possession by Lessee, ordinary wear and tear excepted, and upon such termination of this lease, Lessor shall have the fight to re-enter and resume possession of the leased premises.

Assignment          4. In the event Lessee should desire to assign this
Or             Agreement or sublet the leased premises or any or part thereof,
Sublease       Lessee shall give Lessor written notice of such desire (and the proposed effective date Sublease thereof) at least sixty (60) days in advance of the date on which Lessee desires to make such assignment or sublease. Lessor shall then have a period of thirty
               (30) days following receipt of such notice within which to notify
               Lessee in writing that Lessor elects either (i) to terminate this Agreement as to the space so affected as of the date so specified by Lessee in which event Lessee will be relieved of all further obligation hereunder as to such space, or (ii) to permit Lessee to assign this Agreement or sublet such space, subject, however, to written approval of the proposed assignee or sublessee by Lessor, and further subject to the requirement that Lessee enter into written agreements with Lessor, and with Assignee or Sublessee, that any profit realized by Lessee as a result of such assignment or sublease (meaning the consideration agreed upon between Lessee and Assignee or the difference between the rental rate agreed upon between Lessee and Sublessee and the rent then required to be paid under this Agreement multiplied by the number of months in the term of the sublease) shall, to the extent such profit is immediate, be due and payable by Lessee to Lessor upon the execution of an assignment or sublease, and, to the extent such profit is deferred, be payable to Lessor by Assignee or Sublessee as it accrues, or (iii) to refuse to consent to Lessee's assignment of this Agreement or sublease of such space and to continue this Agreement in full force and effect as to the entire leased premises. If Lessor should fail to notify Lessee in writing of such election within the stated thirty (30) day period, Lessor shall be deemed to have elected option (iii) above. No consent by Lessor to any assignment or sublease shall be deemed to be consent to a use not permitted under this Agreement, to any act in violation of this Agreement, or to any other or subsequent assignment or sublease, and no assignment or sublease by Lessee shall relieve Lessee of any obligation under this Agreement. Any attempted assignment or sublease by Lessee in violation of the terms and covenants of this paragraph shall be void.


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Use,                5. Not to permit the leased premises to be used for any
Alterations,   purpose other than that stated in the use clause hereof, or make
Additions,     or allow to be made any alterations or physical additions in or
Improvements   to the leased premises, or place signs on the leased premises which are visible from outside the leased premises, or improvements place safes, vaults or other heavy furniture or equipment within the leased premises, without first obtaining the written consent of Lessor. Any and all such alterations, physical additions, or improvements, when made to the leased premises by Lessee, shall at once become the property of Lessor and shall be surrendered to Lessor upon termination of this lease by lapse of time or otherwise; provided, however, this clause shall not apply to movable equipment or furniture owned by Lessee. Lessee agrees specifically that no food, soft drink or other vending machine or cooking equipment will be installed within the leased premises without the written consent of Lessor.

Legal Use          6. Not to occupy or use, or permit any portion of the leased
And Violations premises to be occupied or used for any business or purpose which
Of Insurance   is unlawful, disreputable or deemed to be extra-hazardous on
Coverage       account of fire, or permit anything to be done which would in any way increase the rate of fire or liability or any other coverage insurance coverage on said Building and/or its contents.

Laws,               7. To comply with all laws, ordinances, rules and (state,
Regulations    federal, municipal and other agencies or bodies having any
And Rules      jurisdiction thereof) relating to the use, condition or occupancy
Of The         of the leased premises. Lessee will comply with the rules adopted
Building       and altered by Lessor from time to time for the safety, care and cleanliness of the leased premises and Building and Project and for preservation of good order therein, all of which will be sent by Lessor to Lessee in writing and shall be thereafter carried out and observed by Lessee.

Entry For           8. To permit Lessor or its agents or representatives to
Repair And     enter into and upon any part of the leased premises at all
Inspection     reasonable hours to inspect the same, clean or make repairs, alterations or additions thereto, as Lessor may deem necessary or desirable, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof.

Nuisance            9. To conduct its business and control its agents,
               employees, invites, and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Lessor in its operation of the Building.

Subordination       10. This lease is subject and subordinate to any lien
To             mortgage or deed of trust which may now or hereafter encumber the
Mortgage       Building of which the leased premises form a part and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Lessee shall at Lessor's request execute promptly any appropriate certificate or instrument that Lessor may request. Lessee hereby constitutes and appoints Lessor the Lessor's attorney-in-fact to execute any such certificate or instrument for and on behalf of Lessee. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Lessee will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the Lessee of such successor in interest without change in the terms of other provisions of such lease; provided, however, that such successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance except prepayments in the nature of security for the performance by Lessee of its obligations under this lease or (ii) any amendment or modification of this lease made without the written consent of such trustee or such beneficiary or such successor in interest. Upon request by such successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment herein provided for.


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Estoppel            11. At Lessor's request, Lessee will execute either an
Certificate    estoppel certificate addressed to Lessor's mortgagee or a
               three-party agreement among Lessor, Lessee and said mortgagee certifying to such facts (if true) and agreeing to such notice provisions and other matters as such mortgagee may reasonably require in connection with Lessor's financing.

Lessee              12. Lessee shall comply with the Lessee improvement schedule
Improvements   attached hereto and made a part hereof as Schedule 2. After receipt of the approved tenant pricing letter described in said
               Schedule 2, Lessor will partition and prepare said leased premises in accordance therewith; however, Lessor shall not be required to install any partitions or improvements which are not in conformity with the plans and specifications for the Building or which are not approved by Lessor or Lessor's architect, and Lessor shall be required to bear the expense of installing only the items listed in Schedule 3 hereto and only to the extent that they do not exceed the respective allowances indicated in
               Schedule 3. All installations in excess thereof shall be for Lessee's account, and Lessee shall pay, as additional rent hereunder, to Lessor an amount equal to Lessor's actual cost therefor, including associated architectural and engineering fees, if any, plus a management cost recovery fee of fifteen percent (15%) to cover overhead within ten (10) days after being invoiced therefor. Additionally, Lessee shall pay all ad valorem taxes and increased insurance premiums that are payable on account of any of Lessee's improvements that are in addition to those items (or the quantities thereof) described on Schedule 3 hereto. Failure by Lessee to pay any sums described in this Paragraph or the Schedules hereto in full within ten (10) days after its receipt of an invoice therefor will constitute failure to pay rent when due and an event of default by Lessee hereunder, giving rise to all remedies available to Lessor under this lease and at law for nonpayment of rent. Lessee shall deliver to Lessor a copy of the "as-built" plans and specifications made in or to the leased premises. It is stipulated that time is of the essence in connection with Lessee's compliance with the terms of
               Schedule 2.

Limitation          13. Lessee specifically agrees to look solely to Lessor's
Of             interest in the Building for the recovery of any judgment from
Lessor's       Lessor, it being agreed that Lessor (and its partners and
Personal       shareholders) shall never be personally liable for any such
Liability      judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injuncttve relief liability against Lessor or Lessor's successors in interest, or any other action not involving the personal liability of Lessor to respond in monetary damages or from assets of Lessor or any partner of Lessor other than Lessor's interest in the Building or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under insurance policies maintained by Lessor.

Parking             14. Lessee shall at all times during the term of this
               lease agreement lease parking rights for 0 vehicles in the parking garage adjacent to the Building (the "Garage"). Lessee shall have the right to lease up to 2 additional parking spaces during the lease term at the then prevailing market rate for parking spaces in the Garage. No specific spaces in the Garage are to be assigned to Lessee, but Lessor will issue to Lessee the aforesaid number of parking stickers, each of which will authorize parking in the Garage of a vehicle on which the sticker is displayed, or Lessor will provide a reasonable alternative means of identifying and controlling vehicles authorized to park in the Garage. Lessor may designate the area or areas of the Garage within which each such vehicle may be parked, and Lessor may change such designations from time to time. Lessor may make, modify and enforce rules and regulations relating to the parking of vehicles in the Garage, and Lessee will abide by and cause its agents, employees and invitees to comply with such rules and regulations. Lessor may provide parking for visitors to the Building in an area designated by Lessor and in a capacity determined by Lessor to be appropriate for the Building. Lessor reserves the right to charge and collect a fee for parking in the visitor parking area in an amount determined by Lessor to be appropriate. Lessor, at its sole discretion, may change the designated area for the visitor parking and the fee to be charged for its use.

                    As the Basic Parking Charge, Lessee covenants and agrees to pay Lessor during the initial term of this Lease, as additional rental hereunder, $50.00 for each of the parking rights leased hereunder, such sum to be payable monthly in advance on the first day of each and every calendar month during the lease term, and a pro rata portion of such sum shall be payable for the first and last partial calendar month of the term of this lease in the event the lease term commences on a date other than the first day of a calendar month. Lessee's obligation to pay the Basic Parking Charge shall be considered an obligation to pay rent for all purposes hereunder and shall be secured in like manner as is Lessee's obligation to pay rent. Default in payment of such Basic Parking Charge (after notice as hereinafter provided) shall be deemed a default in payment of rent.

                                       V.

               Lessor and Lessee mutually covenant and agree as follows:

Condemnation        1. If the leased premises shall be taken or condemned for
               any public purpose to such an extent as to render the leased premises untenantable, this lease shall, at the option of either party, forthwith cease and terminate. All proceeds from any taking or condemnation of the leased premises shall belong to and be paid to Lessor.

Damages             2. Lessor shall not be liable or responsible to Lessee for
From           any loss or damage to any property or person occasioned by
Certain        theft, fire, act of God, public enemy, injunction, riot, strike,
Causes         insurrection, war, court order, requisition or order of
               governmental body or authority, or any cause beyond Lessor's reasonable control, or for any damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make any such repairs.

Lien                3. In consideration of the mutual benefits arising under
For            this lease, Lessee hereby grants to Lessor a lien and security
Rent           interest on all property of Lessee now or hereafter placed in or upon the leased premises, and such property shall be and remain subject to such lien and security interest of Lessor for payment of all rent and other sums agreed to be paid by Lessee herein. The provisions of this paragraph relating to said lien and security interest shall constitute a security agreement under the Uniform Commercial Code so that Lessor shall have and may enforce a security interest on all property of Lessee now or hereafter placed in or on the leased premises, including but not limited to all fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the leased premises by Lessee. Lessee agrees to execute as debtor such financing statement or statements as Lessor may now or hereafter reasonably request in order that such security interest or interests may be protected pursuant to said Code.
               Lessor may at its election at any time file a copy of this lease as a financing statement. Lessor, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under said Code in addition to and cumulative of the Lessor's liens and rights provided by law or by the other terms and provisions of this lease.

Lessor's            4. In the event of default by Lessee in any of the terms or
Right          covenants of this Lease or in the event the leased premises are
To             abandoned or vacated for thirty consecutive days by Lessee,
Relet          Lessor shall have the right, but not the obligation, to relet same for the remainder of the term provided for herein, and if the rent received through reletttng does not at least equal the rent provided for herein, Lessee shall pay and satisfy the deficiency between the amount of the rent so provided for and that received through reletting, including, but not limited to, the cost of reletting and related commissions, renovating, altering and decorating for a new occupant. Nothing herein shall be construed as in any way denying Lessor the right, in the event of abandonment of said premises or other breach of this Agreement by Lessee, to treat the same as an entire breach and at Lessors option to terminate this Agreement and/or immediately seek recovery for the entire breach of this Agreement and any and all damages which Lessor suffers thereby.

Holding             5. In the event of holding over by Lessee after expiration
Over or termination of this lease without the written consent of Lessor, Lessee shall pay as liquidated damages double the then existing base rental and additional rental. No holding over by Lessee after the term of this lease shall be construed to extend the lease; in the event of any unauthorized holding over, Lessee shall indemnify Lessor against all claims for damages by any other tenant to whom Lessor may have leased all or any part of the premises covered hereby effective upon the termination of this lease. Any holding over with the consent of Lessor in writing shall thereafter constitute this lease a lease from month to month.

Fire                6. In the event of a fire in the leased premises, Lessee
Clause shall immediately give notice thereof to Lessor. If the leased premises, through no fault or neglect of Lessee, its agents, employees, invitees or visitors, shall be partially destroyed by fire or other casualty so as to render the premises untenantable, the rental provided for herein shall abate thereafter until such time as the leased premises are made tenantable as determined by Lessor (but in no event shall Lessor's obligation exceed building standard improvements). In the event of the destruction of the leased premises without fault or neglect of Lessee, its agents, employees, invitees or visitors, or if from any cause the same shall be so damaged that Lessor shall decide not to rebuild, then Lessor or Lessee may terminate this lease and all rent owed up to the time of such damage, destruction or termination shall be paid by Lessee and thenceforth this lease shall cease and come to an end.

Attorneys           7. In the event Lessee defaults in the performance of any of
Fees the terms, covenants, agreements or conditions contained in this lease and Lessor places the enforcement of this lease, or any part thereof, or the collection of any rent due, or to become due hereunder or recovery of the possession of the leased premises in the hands of an attorney, or files suit upon the same, Lessee agrees to pay Lessor's reasonable attorney'S fees.

Amendments          8. This Agreement may not be altered, changed or amended,
               except by an instrument in writing signed by both parties hereto.

Assignment          9. Lessor shall have the right to transfer and assign, in
By             whole or in part, all its rights and obligations hereunder and in
Lessor         the Building and property referred to herein, and in such event and upon such transfer(any such transferee to have the benefit of, and be subject to, the provisions of Paragraphs 6 of Article
               III and Paragraph 13 of Article IV hereof) no further liability or obligation shall thereafter accrue against Lessor hereunder or under any agreement relating to this lease.

Default             10. If default shall be made in the payment of any sum to be
By             paid by Lessee under this lease, and default shall continue for
Lessee         ten (10) days, or default shall be made in the performance of any of the other covenants or conditions which Lessee is required to observe and to perform, and such default shall continue for twenty (20) days, or if the interest of Lessee under this lease shall be levied on under execution or other legal process, or if any petition shall be filed by or against Lessee to declare
               Lessee a bankrupt or to delay, reduce or modify Lessor's debts or obligations, or if any petition shall be filed or other action taken to reorganize or modify Lessee's capital structure if Lessee be a corporation or other entity, or if Lessee be declared insolvent according to law, or if any assignment of Lessee's property shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Lessee or its property, or if Lessee shall abandon or vacate the leased premises during the term of this lease or any renewals or extensions thereof, or if Lessee is a corporation and Lessee shall cease to exist as a corporation in good standing under the laws of the State of Texas or if Lessee is a partnership or other entity and shall be dissolved or otherwise liquidated, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this lease (provided that no such levy, execution, legal process or petition filed against Lessee shall constitute a breach of this lease if Lessee shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (20) days from the date of its creation, service or filing) and thereupon, at Lessor's option, may have any one or more of the following described remedies in addition to all other rights and remedies available at law or in equity:

                    (a) Lessor may terminate this lease and forthwith repossess the leased premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the leased premises, (ii) the unpaid rent earned at the time of termination, plus interest thereon at the maximum non-usurious rate per annum from the due date, (iii) the balance of the rent for the remainder of the term less the fair market rental value of the leased premises for said period and
               (iv) any other sum of money and damages owed by Lessee to Lessor.

                    (b) Lessor may terminate Lessee's right of possession (but not the lease) and may repossess the leased premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Lessee and without terminating this lease, in which event Lessor may, but shall be under no obligation to do so, relet the same for the account of Lessee for such rent and upon such terms as shall be satisfactory to Lessor. For the purpose of such reletting Lessor is authorized to decorate or to make any repairs, changes, alterations or additions in or to the leased premises that may be necessary or convenient, and (i) if Lessor shall fail or refuse to relet the leased premises, or (ii) if the same are relet and a sufficient sum shall not be realized from such reletting after paying the unpaid basic and additional rent due hereunder plus interest at the maximum non-usurious rate thereon, the cost of recovering possession, and all of the costs and expenses of such decorations, repairs, changes, alterations and additions and the expense of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this lease to be paid, then Lessee shall pay to Lessor as damages a sum equal to the amount of the rental reserved in this lease for such period or periods, or if the leased premises have been relet, the Lessee shall satisfy and pay any such deficiency upon demand therefor from time to time and Lessee agrees that Lessor may file suit to recover any sums falling due under the terms of this Article V, Paragraph 10 (b) from time to time, and that no delivery to or recovery of any portion due Lessor hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Lessor, nor shall such reletting be construed as an election on the part of Lessor to terminate this lease unless a written notice of such intention be given to Lessee by Lessor. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

Non-Waiver          11. Failure of Lessor to declare any default immediately
               upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

Casualty            12. Lessor shall maintain fire and extended coverage
Insurance      insurance on the base building portion of the Building and on building standard improvements within the Lessee's premises. Said insurance shall be maintained with an insurance company authorized to do business in Texas, in amounts desired by Lessor and at the expense of Lessor and payments for losses thereunder shall be made solely to Lessor and Lessor's mortgagees. Lessee shall maintain at its expense fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the leased premises and on all additions and improvements to the leased premises which exceed building standard. If the annual premiums to be paid by Lessor shall exceed the standard rates because Lessee's operations, contents of the leased premises, or improvements with respect to the leased premises beyond building standard, result in extra-hazardous exposure or increased costs, Lessee shall promptly pay the excess amount of the premium upon request by Lessor.

Liability           13. Lessor shall at its expense, maintain a policy or
Insurance      policies of comprehensive general liability insurance with the premiums thereon fully paid on or before due date, issued by and binding upon some solvent insurance company, such insurance to afford minimum protection (such insurance to inure to the benefit of Lessor only, and not to Lessee) of not less than $300,000.00 In respect of personal injury or death in respect of any one occurrence and of not less than $100,000.00 for property damage in any one occurrence. Lessee shall at its expense, maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before due date, issued by and binding upon some so1vent insurance company, such insurance to afford Lessee minimum protection of not less than $300,000.00 in respect of personal injury or death in respect of any one occurrence and of not less than $100,000.00 for property damage in any one occurrence.

                    Lessee shall furnish to Lessor and maintain on deposit with
               Lessor, duplicate insurance policies or certificates of insurance evidencing Lessees compliance with the insurance provisions hereof.

Hold                14. Lessor shall not be liable to Lessee, or to Lessee's
Harmless agents, servants, employees, customers or invitees for any injury or damage to person or property caused by any act, omission or neglect of Lessee, its agents, servants, or employees, and Lessee agrees to indemnify and hold Lessor harmless from all liability and claims for any such damage or injury. Lessee shall not be liable to Lessor, or to Lessor's agents, servants, employees, customers or invitees for any damage to person or property caused by any act, omission or neglect of Lessor, its agents, servants or employees, and Lessor agrees to indemnify and hold Lessee harmless from all claims for such damage.

Waiver              15. Anything in this lease to the contrary notwithstanding,
Of             Lessor and Lessee each hereby waive any and all rights of
Subrogation    recovery, claim, action or cause of action, against the other,
Rights         its agents, officers, or employees, for any loss or damage that may occur to the leased premises, or any improvements thereto, or said Building of which the leased premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies referred to in Article
               V, Paragraph 12 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and agrees that no insurer under such policies shall hold any right of subrogation against such other party.

Name                16. Lessor may change the name of the Building at any time
Of             without notice to Lessee and Lessee shall not use the name of the
Building       Building for any purpose other than its mailing address.

                    This lease shall be binding upon and inure to the benefit of the successors and assigns of Lessor, and shall be binding upon and inure to the benefit of Lessee, its successors, and, to the extent assignment may be approved by Lessor hereunder, Lessee's assigns. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

                    All rights and remedies of Lessor under this lease shall
               be cumulative and none shall exclude any other rights or remedies allowed by law; and this lease is a Texas contract, and all of the terms hereof shall be construed according to the laws of the State of Texas.

PRIOR               17. Lessee, and its contractors, subcontractors, space
ENTRY planners, suppliers, agents and other representatives shall be permitted to enter the Leased Premises at any time prior to the Commencement Date, at Lessee's risk, for the purpose of inspecting the Leased Premises and performing all work according to the terms and provisions of Article IV, Paragraph 6 of the Lease Agreement in connection with Lessee's occupancy thereof, including (without limitation) installation of any partition walls, ceilings, HVAC systems, high and low voltage electrical outlets and switches, computer systems, and any other fixtures, equipment, wall and floor coverings, furniture, draperies and other items of personal property constituting or to constitute the Leasehold Improvements. In connection therewith, Lessor hereby grants (at no cost) to Lessee and the other parties referred to in the preceding sentence access to and the right to use all loading docks, parking and elevator facilities (including freight elevators) and other areas in the Building and the Garage necessary for the construction and installation of the Leasehold Improvements. Lessor shall also in connection with the construction of Leasehold Improvements in the Leased Premises supply to the Leased Premises, at no cost to the Lessee, all power, water, gas, sewage, drainage and other utility services in the capacities currently available at the Building, without material reduction of such services to other tenants in the Building. No entry by Lessee, its agents, employees, contractors or invitees into the Leased Premises prior to the completion of Leasehold Improvements in such space shall cause the Commencement Date to occur, or obligate Lessee to pay Base Rental (or any portion thereof), or otherwise accelerate the date on which Base Rental shall first be payable with respect to such space hereunder, or obligate Lessee or any person which is entitled to have access to the Premises to pay any Basic Costs during such period provided, however the commencement date of this Lease shall be not later than June 1, 1988. Notwithstanding anything in this Article V, Paragraph 17 to the contrary, Lessee and such other parties shall not be entitled to perform work in the Leased Premises unless Lessee and such other parties are performing such work and related activities in the Leased Premises in accordance with the Building Rules and Regulations providing that such work and related activities do not interfere with or hinder Lessor's work, if any, in the Leased Premises.


                                      -13a-

RENEWAL             18. As long as Lessee is not in default in the
OPTION performance of its covenants under this Lease, Lessee is hereby granted the option to renew the term of this lease for one (1) successive period of five (5) years, such period ("Renewal Term") to commence at the expiration of the initial term of this lease. Lessee shall exercise its option to renew by delivering written notice of such election to Landlord at least twelve (12) months prior to the expiration of the initial term of this lease. Any such renewal of this lease shall be upon the same terms and conditions of this lease, except (a) the Base Rental during the Renewal Term shall be ninety percent (90%) of the prevailing Market Base Rental Rate (defined below) for similar space in the Uptown Houston Area at the time the Renewal Term commences, but in no event less than the Base Rental that Lessee is paying under the terms of this lease, (b) Lessee shall have no option to renew this lease beyond the expiration of said renewal term, (c) Lessee shall not have the right to assign its renewal right to any sublessee of the leased premises or assignee of the Lease, nor may any such sublessee or assignee exercise such renewal rights, and (d) the leasehold improvements will be provided in their then existing condition (on an "as is" basis) at the time the Renewal Term commences.

                    As used in this Lease, the term "Market Base Rental
                Rate" shall mean the average of the annual rental rates then being charged in the Uptown Houston Area for space comparable to the space for which the Market Base Rental Rate is being determined (taking into consideration use, location and/or floor level within the applicable building, definition of net rentable area, leasehold improvements provided, quality, age and location of the applicable building, rental concessions (such as abatements or lease assumptions) and the time the particular rate under consideration became effective). It is agreed that bona fide written offers to lease the relevant space made to Lessor by third parties (at arm's-length) may be used by Lessor as an indication of Market Base Rental Rate.


                                      -13b-

CROSS               19. A default under the Lease between Tower, Limited,
DEFAULT Lessor, and Metro Traffic Control, Inc., Lessee, dated April 15, 1988, by Lessee shall constitute an event of default under the terms of Article V, Paragraph 10 hereof, entitling Lessor to all of its remedies as provided in said Article V, Paragraph 10.

                    In the event Lessee leases less than 12,000 square feet
                of Net Rentable Area in the building known as Geosource Plaza, located at 2700 Post Oak Blvd., Houston, Texas 77056, Lessor shall have the option to terminate this Lease.

                                      -13c-

ANTENNA             20. Lessor hereby agrees that Lessee, at Lessee's sole cost
AGREEMENT      and expense, may install, operate, and maintain three (3)
               antennae on Level 65 of the building provided the following conditions are met:

                    a. At any such time, giving sixty (60) day prior notice,
               Lessee shall submit for Lessor's approval (which approval may be given or withheld in Lessor's sole discretion) an 8 1/2 inch by 11 inch engineer's scale drawing and specifications describing in detail the type of antenna and antenna equipment Lessee desires to install;

                    b. Lessee shall pay Lessor in addition to the base rental
               stated in Article II, paragraph 3 of this Lease $350.00 per month for (each) antenna installed;

                    c. Such antenna must be installed so as to meet or exceed
               Lessor's requirements for wind load, safety and aesthetics;

                    d. Lessee's contractor for the installation of such antenna shall be approved by Lessor prior to any entry into the Building for such installation, which approval may be given or withheld in Lessor's sole discretion and conditioned on such contractor agreeing to indemnify Lessor and maintain insurance in a manner satisfactory to Lessor.

                    e. Such antenna may not interfere with the operation of any existing antenna, microwave systems, or other communication equipment existing in the Building at the time of installation of such antenna.

                    f. Notwithstanding anything in this lease to the contrary,
               Lessee's rights under this paragraph 20 are in all respects subject and subordinate to the prior rights of Transcontinental Gas Pipeline Company ("Transco") with respect to the 65th floor under its lease with Lessor in the Building. In connection therewith, Transco's approval to the placement of such antenna must be obtained.

                    g. Should Lease be denied the right to install, operate and maintain such antenna by Lessor, or as a result of the prior rights of Transco, then Lessee has the right to terminate the lease in Transco Tower, upon giving Lessor thirty (30) days notice.

                                      -13d-

          IN TESTIMONY WHEREOF, the parties hereto have executed this lease as of the date aforesaid.

     LESSOR:                                    LESSEE:

     TRANSCO TOWER LIMITED

     By: Post Oak/Alabama, General Partner
     By: Post Oak Associates II, Ltd.,
         General Partner
     By: Gerald D. Hines Interests, Ltd.,
         General Partner                        By: /s/ Greg F. Walsh, III
     By: Hines Consolidated Investments, Inc.,      ----------------------------
         General Partner                                Greg F. Walsh, III

        /s/Louis S. Sklar, Vice President
     By:---------------------------------
           Louis S. Sklar, Vice President

                                   SCHEDULE 1
                           TERM-SUBSTANTIAL COMPLETION

               The term shall commence upon the first to occur of (i) Substantial Completion of the leased premises, (ii) occupancy of the leased premises by Lessee or (iii) the date the leased premises would have been substantially complete had not any Lessee delays as defined in Part IV of Schedule 2 hereof occurred (the first of such date being herein called the "Term Commencement Date"), and, except as otherwise provided herein or in any exhibit or addendum hereto, shall continue in full force for a period of one hundred twenty (120) months thereafter (the last day of the term of this lease being herein referred to as the "Term Expiration Date"). The parties estimate that the Term Commencement Date will occur on or about June 1, 1988 (the "Scheduled Term Commencement Date"). If the leased premises are not Substantially Complete by the Scheduled Term Commencement Date for any reason, Lessor shall not be liable for any claims, damages or liabilities in connection therewith or by reason thereof, but the Term Commencement Date shall be determined as provided above. If Substantial Completion occurs prior to the Scheduled Term Commencement Date, Lessee shall take occupancy at that time and the Term shall commence. In either circumstance the Term Expiration Date shall be determined as provided above to provide for the lease being effective for its full term of months. Lessor shall provide Lessee with as much notice as circumstances allow of the date when Lessor expects to achieve Substantial Completion, based upon the progress of the work. Should the Term Commencement Date be a date other than the Scheduled Term Commencement Date, either Lessor or Lessee, at the request of the other, shall execute a declaration specifying the Term Commencement Date. Lessee's obligation to pay Base Rental and its other obligations for payment under this Lease shall commence upon the Term Commencement Date (except as expressly otherwise provided herein with respect to obligations arising earlier).

               "Substantial Completion" shall mean (and the leased premises shall be deemed "Substantially Complete") when (i) installation of all tenant improvements to be performed by the Lessor or the Lessor's contractors has occurred, (ii) Lessee has access to the elevator lobby on the floor where the leased premises are located, and (iii) Building services are ready to be furnished to the leased premises (or could be furnished to the leased premises if all the tenant improvements were completed). Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist" or similar corrective work. The existence of construction work in other portions of the Building or the Project shall not affect the determination of the date of Substantial Completion of the leased premises.

                                   SCHEDULE 2
                 CONSTRUCTION OF INITIAL LEASEHOLD IMPROVEMENTS

PART I.                        SCHEDULE OF CRITICAL DATES

Set forth below is a schedule of certain critical dates relating to Lessor's and Lessee's respective obligations with respect to construction of the leasehold improvements for the leased premises. These dates and the respective obligations of Lessor and Lessee are more fully described in Part II below. The purpose of the following schedule is to make certain that the Bid Acceptance Date occurs, and thereby Lessor is released by Lessee to commence construction of Lessor's Work (defined below), not later than April 29, 1988 (herein called the "Target Bid Acceptance Date").

                            Due Date                       Responsible Party

A.  Space Plan       April 22, 1988                              Lessee
    Delivery Date
B.  Lessor           Within seven (7) days after Lessor          Lessor
    Review Date      receives the Lessee Space Plan
C.  Space Plan       Within seven (7) days after Lessor          Lessor
    Revision Date    meets with Lessee pursuant to
                     Paragraph 2 of Part II and Lessee
                     submits Lessee's Instructions.
D.  Working          Within twenty-eight (28) days after         Lessor
    Drawings         Lessor receives the mutually
    Delivery Date    approved Lessee Space Plan
E.  Working          Within seven (7) days after Lessor          Lessee
    Drawings         submits to Lessee the Lessee
    Approval Date    Working Drawings
F.  Bid Date         Within twenty-eight (28) days after         Lessor
                     Lessee approves the Lessee Working
                     Drawings and submits Lessee's
                     Instructions
G.  Bid Acceptance   Within seven (7) days after Lessor          Lessee
    Date             submits to Lessee the Tenant
                     Construction Agreement

All references to days mean calendar days, not working or business days. If Lessee delivers the Lessee Space Plan prior to the Space Plan Delivery Date, the Lessee Space Plan nevertheless shall be deemed delivered on the Space Plan Delivery Date for purposes of the foregoing schedule.

             PART II. LESSOR AND LESSEE PRE-CONSTRUCTION OBLIGATIONS

1. Lessee will deliver to Lessor no later than the Space Plan Delivery Date (described in Part I above) a detailed space plan containing the information described in Part V below, together with other relevant information and written instructions relating thereto which are required by Lessor to prepare the Lessee Working Drawings (defined below) for any and all improvements desired by Lessee in the leased premises (said space plan and other information and instructions being called the "Lessee Space Plan").

2. Lessor will review the Lessee Space Plan to confirm that it conforms to the requirements listed in Part V below, and Lessor shall report any non-conformity to Lessee, on or before the Lessor Review Date (described in Part I above). Additionally, on or before the Lessor Review Date, Lessor shall meet with Lessee and advise Lessee informally of estimated potential costs and time delays associated with (i) work in excess of the quantities of Building standard items shown in Schedule 3 hereto; or (ii) improvements that are not Building Standard Improvements (the matters described in (i) and (ii) being called "Lessee Extra Work").

3.   In the event the Lessee Space Plan does not conform to the requirements of
     Part V below, or Lessee determines to make revisions to the Lessee Space Plan, Lessee will deliver a corrected Lessee Space Plan to Lessor no later than the Space Plan Revision Date (described in Part I above). Also, on or before the Space Plan Revision Date, Lessee shall advise (by so marking on the Lessee Space Plan and summarizing same in an accompanying memorandum) Lessor in writing (hereinafter called "Lessee's Instructions") of what will constitute the Outside Contract Items (as those terms are defined in Part IV below)

4. After Lessor has received the final, mutually approved Lessee Space Plan, Lessor shall promptly cause working drawings (herein called "Lessee Working Drawings") of the improvements to the leased premises shown on the Lessee Space Plan to be prepared and shall deliver to Lessee the Lessee Working Drawings no later than the Working Drawings Delivery Date (described in
     Part I above) or such later date as may be reasonable in light of the complexity of Lessee's leasehold improvements or the nature of Lessee Extra Work.

5. In the event the Lessee Working Drawings vary in design from the Lessee Space Plan due to the fault of the Lessor or the architect engaged by the Lessor to prepare the Lessee Working Drawings, and if Lessee promptly gives Lessor written notice thereof at least prior to the Working Drawings Approval Date (described in Part I above), Lessor at its expense promptly shall correct the Lessee Working Drawings.

     Otherwise, Lessee shall deliver to Lessor written approval of the Lessee Working Drawings no later than the Working Drawings Approval Date (described in Part I above), and by said approval Lessee shall acknowledge that said drawings correctly depict the proper layout and design for any and all improvements desired by the Lessee for the leased premises.

6. Upon receipt of Lessee's Instructions and Lessee's approval of the Lessee Working Drawings, Lessor agrees to submit for pricing by its contractors and subcontractors the Lessor's Work. Lessor then shall furnish to Lessee a Tenant Construction Agreement, which shall cover the Lessor's Work and shall contain the results of said pricing, on or before the Bid Date (described in Part I above) or such later date as may be reasonable in light of the complexity of Lessee's leasehold improvements or the nature of Lessee Extra Work.

7. Lessee agrees to promptly review the Tenant Construction Agreement and to deliver the Tenant Construction Agreement to Lessor, approved and executed by Lessee, on or before the Bid Acceptance Date (described in Part I above). Such delivery shall constitute Lessee's release of Lessor to commence construction of the Lessor's Work.

PART III.          CERTAIN PROVISIONS RELATING TO CONSTRUCTION

1. Upon approval of the Tenant Construction Agreement Lessor agrees to use diligence to attempt to install the Lessor's Work within the time specified in the Tenant Construction Agreement. Lessee shall pay all costs incurred in connection with Lessee Extra Work, including the costs of the materials and labor therefor and associated architectural and engineering fees, if any, plus an additional charge equal to the Applicable Amount (defined below).

2. Lessee may make changes in the work to be done on or for its leasehold improvements both before and during construction of the same, provided, however, that no changes may be made within 30 days prior to the Scheduled Substantial Completion Date for the Lessor's Work. However, Lessee shall be responsible for all costs relating thereto (plus the Applicable Amount), which costs shall include those resulting from any delays incurred by Lessor as a result of the changes.

3. As contemplated by Schedule 1, unless Lessee occupies the leased premises prior thereto, Lessee shall not be required to pay rent and the term of this lease shall not commence until Lessee's leasehold improvements are substantially completed, unless such substantial completion is delayed beyond the date Building standard improvements in the quantities described in Schedule 3 would have been completed and unless delays are caused by Lessee. The following are examples of such delays which shall be referred to as Lessee Delays:

     A. If Lessee's leasehold improvements involve Lessee Extra Work which requires more time to complete than is required for Building Standard Improvements;

     B. Failure by Lessee or its architects, engineers, space planners or others employed by Lessee to timely comply with the provisions of Part III above (but only if the failure results in Lessee's leasehold improvements being substantially completed later than they would have been substantially completed absent said failure);

     C. If Lessee makes changes either before or during construction of its leasehold improvements as described in Paragraph 2 of this Part III (but only if the changes result in Lessee's leasehold improvements being substantially completed later than they would have been substantially completed absent said changes).

4. Any failure of Lessee to use best efforts, in good faith, to comply with the requirements of this Schedule 2 shall constitute a default by Lessee, giving Lessor all of the remedies described in Section V of the lease, notwithstanding any provision hereof to the contrary.

5. Lessor shall pay and be responsible for the architectural and engineering fees incurred in preparing those portions of the Lessee Working Drawings which relate to the Building standard improvements to the leased premises. All other architectural and engineering fees incurred in connection with the preparation of the Lessee Working Drawings or changes thereto or in making any improvements to the leased premises shall be paid by Lessee upon receipt of an invoice therefor.

6. As used in this lease, the term "Applicable Amount" shall mean fifteen percent (15%) of the "Special Improvements Costs". The term "Special Improvements Costs" shall mean all costs incurred by Lessor (including architectural and engineering fees and any contractors' fees and fees for general conditions) in installing Lessee's leasehold improvements less and except the costs incurred for installing that portion of said leasehold improvements which constitute Building Standard Improvements to the extent that the same do not exceed the respective quantity allowances indicated in
     Schedule 3.

PART IV.                       OUTSIDE CONTRACTOR

     With the written approval of Lessor, Lessee may elect to use a contractor (the "Outside Contractor") other than Lessor to install certain portions of the improvements shown on the Lessee Working Drawings. As used herein, "Outside Contract Items" means all work to be performed by the Outside Contractor and thereby not included in Lessor's Work. "Lessor's Work" means the work Lessor is requested to bid on by the Lessee's Instructions, or if Lessee is not using an Outside Contractor, all work shown on the Lessee Working Drawings; provided, however, the Lessor's Work, as designated by Lessee, must be such that it can be substantially completed in full prior to the Outside Contractor commencing the Outside Contract Items; provided further, however, if the Lessor's Work does not include all of the leasehold improvements for the leased premises, Lessor may refuse to bid on (and thereby Lessor shall not be required to perform) all or any part of the Lessor's Work as so designated by Lessee. If Lessee so elects to use the Outside Contractor, then Lessee, in the Lessee's Instructions shall notify Lessor what items shown on the Lessee Working Drawings will constitute the Outside Contract Items (which Lessor's bid shall not cover and Lessor shall not be required to bid on or install the Outside Contract Items) and the Lessor's Work. If Lessee so elects to use the Outside Contractor, then the following shall apply:

     (1) Lessee shall obtain (in sufficient time to allow timely commencement of construction of its leasehold improvements and so as not to interfere with the orderly construction of the Building but in any event prior to the Bid Date), the prior written consent of Lessor as to the Outside Contractor to be used by Lessee and of the scope of the work to be performed by the Outside Contractor. Examples of when Lessor's consent may be refused include Lessee's use of any contractor which may be expected to cause a delay in the completion of the Building or otherwise unreasonably interfere with said completion.

     (2) The Outside Contractor shall: (i) conduct its work in such a manner so as not to unreasonably interfere with any other construction occurring on or in the Building or the leased premises; (ii) comply with all rules and regulations relating to the construction activities in or on the Building, as may be reasonably promulgated from time to time by Lessor, any contractor or subcontractor Lessor selects to perform the Lessor's Work (hereinafter called the "General Contractor"), or the base Building contractor, (iii) maintain such insurance and bonds in force and effect as may be reasonably requested by Lessor or as required by applicable law (but in any event said insurance shall be in amounts at least equal to those required of the General Contractor and the base Building contractor and said bonds shall be in amounts equal to the full value or cost of the work being done by the Outside Contractor); and (iv) be responsible for reaching agreement with Lessor, the General Contractor and the base Building contractor as to the terms and conditions for all contractor items relating to conducting its work, including but not limited to those matters (including costs to be paid by the Outside Contractor) relating to hoisting, systems interfacing, use of temporary utilities, storage of materials and access to the leased premises. As a condition precedent to Lessor's approving the Outside Contractor under Paragraph (1) above, Lessee and the Outside Contractor shall deliver to Lessor such assurances or instruments to evidence the Outside Contractor's compliance or agreement to comply with the provisions of this Paragraph (2) as may be reasonably requested by Lessor.

     (3) Lessee shall indemnify and hold harmless Lessor, the General Contractor and the base Building contractor from and against any and all losses, damages, costs (including costs of suit and attorney's fees), liabilities, or causes of action arising out of or relating to the work of the Outside Contractor, including but not limited to mechanics', materialmen's or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any such work and all damages arising from defective work of the Outside Contractor. All materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Lessee for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the leased premises are hereby charged with notice that they must look solely to Lessee for payment for same. Without limiting the generality of the foregoing, Lessee shall repair or cause to be repaired at its expense all damage caused by the Outside Contractor, its subcontractors or their employees.

     (4) Without Lessor's consent, the Outside Contractor shall not have access to the leased premises, nor be allowed to commence work therein, until Lessee acknowledges in writing that the substantial completion of the Lessor's Work has occurred, Lessor and Lessee have documented any minor deficiencies or incomplete items, if any, in the Lessor's Work, and Lessor releases the leased premises to Lessee.

PART V.              MINIMUM INFORMATION REQUIRED OF LESSEE SPACE PLAN

Floor Plans (not less than 1/8 inch scale) indicating:

1.   Location and type of all partitions.
2. Location and types of all doors - indicate hardware and provide keying schedule.
3. Location and type of glass partitions, windows and doors indicate framing if not building standard
4. Location of telephone equipment room accompanied by a signed approval of the telephone company.
5.   Indicate critical dimensions necessary for construction.
6. Location of all building standard electrical items - outlets, switches, telephone outlets. (Building standard lighting will be determined by building architect).
7. Location and type of all non-building standard electrical items including lighting.
8. Location and type of equipment that will require special electrical requirements. Provide manufacturers specifications for use and operation.
9. Location, weight per square foot and description of any exceptionally heavy equipment or filing system exceeding 50 psf live load.
10.  Requirements for special air conditioning or ventilation.
11.  Type and color of floor covering.
12.  Location, type and color of wall covering.
13. Location, type and color of building standard and non-building standard paint or finishes.

14.  Location and type of plumbing.
15.  Location and type of kitchen equipment.
Details (not less than 1/4 inch scale) Showing:
1. All millwork with verified dimensions and dimensions of all equipment to be built-in.
2.   Corridor entrances.
3. Bracing or support of special walls, glass partitions, etc. if desired. If not included with the space plan the building architect will design, at Lessee's expense, all support or bracing required.

                                   SCHEDULE 3
                          BUILDING STANDARD ALLOWANCES

          Lessee shall have allowances in the quantities provided below for the Building Standard Improvements ("Building Standard Improvements") identified as building standard in Lessor's plans and specifications for the Building and listed as follows:

1.   Building Standard air-conditioning throughout the leased premises.
2.   Building Standard ceiling throughout the leased premises.
3. Building Standard parabolic light fixtures as required, not to exceed one per seventy-five (75) square foot of net rentable area (NRA).
4. One (1) linear foot of Building Standard partitioning per twelve (12) square feet of net rentable area (NRA).
5.   One (1) Building Standard door, door frame and latch set per three hundred
     (300) square feet of net rentable area (NRA).
6. One (1) Building Standard telephone wall outlet per two hundred ten (210) square feet of net rentable area (NRA).
7.   One (1) Building Standard electrical wall outlet per one-hundred twenty
     (120) square feet of net rentable area (NRA).
8.   One (1) wall toggle switch per door allowed.
9.   Building Standard carpet throughout the leased premises.
10. Building Standard architectural blinds on all window openings on exterior perimeter of the leased premises.
11. Building Standard sprinkling for initial partition layout, which shall be pursuant to the National Fire Protection Association standard for the installation of sprinkler systems for light hazard occupancy.

     If Lessee does not use all quantities allowed under (3) through (9) above, Lessee shall receive a credit (against the cost of any non-standard items) therefor to the extent Lessor actually receives a credit from its contractors or suppliers for the Building. Any credit for Building Standard carpet shall not exceed $10.00 per square yard of net usable area.

Notwithstanding anything herein to the contrary, Lessor shall demise the Leased Premises at no cost to Lessee. Lessor shall provide:

1.   A Building Standard Door
2.   Building Standard Paint
3.   Building Standard Carpet
4.   Building Standard Lighting, Electrical & Mechanical.

                                  TRANSCO TOWER
                                TYPICAL FLOORPLAN
                                     LEVEL 2

                                  EXHIBIT "A"


     [A graphic image of a floorplan appears here in the printed material.]

Approx.
772 sf
Net Rentable
Area

                                  TRANSCO TOWER

                         BUILDING RULES AND REGULATIONS

     1. Sidewalks, doorways, skyways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the leased premises and for going from one part of the building to another part of the building.

     2. Plumbing fixtures and appliances shall be used only for the purpose for which designated, and no sweeping, rubbish, rags, or other unsuitable material including toxic or flammable products shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant shall be paid by him, and Landlord shall not in any case be responsible therefor.


     3. No sign, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the building visible from the exterior or any common area or public areas of the building. No part of the building may be defaced by tenants.

     4. Landlord will provide and maintain an alphabetical directory board for all tenants of the Building, in the first floor (main lobby) of the Building, the size, design and location to be subject to Landlord's review and consent, and no other directory shall be allowed.

     5. No tenant shall place any additional lock or locks on any door in its leased area without Landlord's written consent. Keys to the locks on the doors in each tenant's leased area shall be furnished to each tenant per the lease agreement. Additional keys can only be obtained through the Gerald D. Hines Interests management office.

     6. All tenants will refer all contractors, contractors' representatives and installation technicians tendering any service to them to Land-lord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the building, including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the building.

     7. After initial occupancy, movement in or out of the building of furniture or office equipment, or dispatch or receipt of tenants of any bulky material, merchandise or material which requires use of elevators shall be restricted to the use of freight elevators only. Absolutely no carts or dollies are allowed through the main entrances or on passenger elevators. All non-hand carried items must be delivered via the appropriate loading dock and freight elevator.

          Deliveries requiring multiple hoists, such as the movement of quantities of furniture or office equipment shall be under the supervision of Landlord and in the manner agreed between the tenant and Landlord by prearrangement before performance. Such prearrangement initiated by a tenant will include after hours scheduling by Landlord, and subject to his decision and control, as to the exact time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment or any other item from being brought into the building. The tenants are to assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of an act in connection with carrying out this service for a tenant from time of entering property to completion of work; and Landlord shall not be liable for an act of any persons engaged in, or any damage or loss of any of said property or persons resulting from any act in connection with such service performed for a tenant.

     8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damages done to the building by taking in or putting out any property of a tenant, or done by a tenant's property while in the building, shall be repaired at the expense of such tenant.

     9. A tenant shall notify the building manager when safes or other heavy equipment are to be taken in or out of the building, and the moving shall be done under the supervision of the building manager, after written permit from Landlord. Persons employed to move such property must be acceptable to Landlord.

     10.  Corridor doors, when not in use, shall be kept closed.

     11. Each tenant shall cooperate with Landlord's employees in keeping its leased area neat and clean. No tenant shall employ any person for the purpose of such cleaning other than the building's cleaning and maintenance personnel without prior approval by Landlord. Landlord shall be in no way responsible to the tenants, their agents, employees, or invitees for any loss of property from the Premises or public areas or for any damages to any property thereon from any cause whatsoever.

     12. To insure orderly operation of the building, no ice, mineral or water, towels, newspapers, etc. shall be delivered to any leased area except by persons appointed or approved by Landlord in writing.

     13. Should a Tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electricians where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall approve, which approval will not be unreasonably withheld. Electric current shall not be used for power or heating without Landlord's prior written permission.

     14. Tenants shall not make or permit any improper noises in the building or otherwise interfere in any way with other tenants or persons having business with them.

     15. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (except seeing eye dogs) shall be brought into or kept in, on or about any tenant's area.

     16. No machinery of any kind other than normal office equipment shall be operated by any tenant on its leased area without the prior written consent of Landlord, nor shall any tenant use, or keep in the building, any flammable or explosive fluid or substance, except in accordance with local fire codes and procedures approved by Landlord.

     17. No portion of any tenant's lease area shall at any time be used or occupied as sleeping or lodging quarters.

     18. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased area or public areas regardless of whether such loss occurs when area is locked against entry or not.

     19. Tenant will not tamper with or attempt to adjust temperature control thermostats in the Premises.

     20. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall, from time to time, be needful for the safety, protection, care and cleanliness of the building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

ANTENNA            20(a). Lessor hereby grants Lessee the right to install on
AGREEMENT      level 65 of the Building three (3) antenna subject to Lessor's approval of the antenna equipment to be installed in the Leased
               Premises and/or on level 65 and an 8 1/2" by 11" engineer's scale drawing and specifications describing in adequate detail the type of antenna and antenna equipment which Lessee desires to install.
               Such approved list of equipment, engineer's drawing, and specifications shall be attached hereto and made a part hereof as Exhibit C and Exhibit D respectively and initialed for identification by both parties. Such antenna will be installed so as to meet or exceed building requirements for windload, safety, and aesthetic purposes. Lessee agrees that it will bear the expense of installation and maintenance of the same. The construction, installation and maintenance of Lessee's antenna will be in all respects subject to the approval of the Lessor
               (which approval will not be unreasonably withheld or delayed).
               Lessor shall have the right to approve all plans for the installation of Lessee's antenna, the contractor which shall install said antenna, and the roof access thereto, none of which approvals shall be unreasonably withheld, delayed or conditioned.
               In any one instance should Lessee's antenna be determined to have caused direct interference with a pre-existing Lessee's antenna or other communication equipment, Lessee shall have a reasonable period to cure the problem or be cause to remove Lessee's antenna. Lessee shall pay to Lessor in addition to the Base
               Rental stated in Article II, Paragraph 3 of this lease ________ per month for the right to install Lessee's antenna on level 65 of the Building.

                                   SCHEDULE 1
                           TERM-SUBSTANTIAL COMPLETION

               The term shall commence upon the first to occur of (i) Substantial Completion of the leased premises, (ii) occupancy of the leased premises by Lessee or (iii) the date the leased premises would have been substantially complete had not any Lessee delays as defined in Part IV of Schedule 2 hereof occurred (the first of such date being herein called the "Term Commencement Date"), and, except as otherwise provided herein or in any exhibit or addendum hereto, shall continue in full force for a period of one hundred twenty (120) months thereafter (the last day of the term of this lease being herein referred to as the "Term Expiration Date"). The parties estimate that the Term Commencement Date will occur on or about June 1, 1988 (the "Scheduled Term Commencement Date"). If the leased premises are not Substantially Complete by the Scheduled Term Commencement Date for any reason, Lessor shall not be liable for any claims, damages or liabilities in connection therewith or by reason thereof, but the Term Commencement Date shall be determined as provided above. If Substantial Completion occurs prior to the Scheduled Term Commencement Date, Lessee shall take occupancy at that time and the Term shall commence. In either circumstance the Term Expiration Date shall be determined as provided above to provide for the lease being effective for its full term of months. Lessor shall provide Lessee with as much notice as circumstances allow of the date when Lessor expects to achieve Substantial Completion, based upon the progress of the work. Should the Term Commencement Date be a date other than the Scheduled Term Commencement Date, either Lessor or Lessee, at the request of the other, shall execute a declaration specifying the Term Commencement Date. Lessee's obligation to pay Base Rental and its other obligations for payment under this Lease shall commence upon the Term Commencement Date (except as expressly otherwise provided herein with respect to obligations arising earlier).

               "Substantial Completion" shall mean (and the leased premises shall be deemed "Substantially Complete") when (i) installation of all tenant improvements to be performed by the Lessor or the Lessor's contractors has occurred, (ii) Lessee has access to the elevator lobby on the floor where the leased premises are located, and (iii) Building services are ready to be furnished to the leased premises (or could be furnished to the leased premises if all the tenant improvements were completed). Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist" or similar corrective work. The existence of construction work in other portions of the Building or the Project shall not affect the determination of the date of Substantial Completion of the leased premises.

                                   SCHEDULE 2
                 CONSTRUCTION OF INITIAL LEASEHOLD IMPROVEMENTS

PART I.                        SCHEDULE OF CRITICAL DATES

Set forth below is a schedule of certain critical dates relating to Lessor's and Lessee's respective obligations with respect to construction of the leasehold improvements for the leased premises. These dates and the respective obligations of Lessor and Lessee are more fully described in Part II below. The purpose of the following schedule is to make certain that the Bid Acceptance Date occurs, and thereby Lessor is released by Lessee to commence construction of Lessor's Work (defined below), not later than April 29, 1988 (herein called the "Target Bid Acceptance Date").

                            Due Date                       Responsible Party

A.  Space Plan       April 22, 1988                              Lessee
    Delivery Date
B.  Lessor           Within seven (7) days after Lessor          Lessor
    Review Date      receives the Lessee Space Plan
C.  Space Plan       Within seven (7) days after Lessor          Lessor
    Revision Date    meets with Lessee pursuant to
                     Paragraph 2 of Part II and Lessee
                     submits Lessee's Instructions.
D.  Working          Within twenty-eight (28) days after         Lessor
    Drawings         Lessor receives the mutually
    Delivery Date    approved Lessee Space Plan
E.  Working          Within seven (7) days after Lessor          Lessee
    Drawings         submits to Lessee the Lessee
    Approval Date    Working Drawings
F.  Bid Date         Within twenty-eight (28) days after         Lessor
                     Lessee approves the Lessee Working
                     Drawings and submits Lessee's
                     Instructions
G.  Bid Acceptance   Within seven (7) days after Lessor          Lessee
    Date             submits to Lessee the Tenant
                     Construction Agreement

All references to days mean calendar days, not working or business days. If Lessee delivers the Lessee Space Plan prior to the Space Plan Delivery Date, the Lessee Space Plan nevertheless shall be deemed delivered on the Space Plan Delivery Date for purposes of the foregoing schedule.

             PART II. LESSOR AND LESSEE PRE-CONSTRUCTION OBLIGATIONS

1. Lessee will deliver to Lessor no later than the Space Plan Delivery Date (described in Part I above) a detailed space plan containing the information described in Part V below, together with other relevant information and written instructions relating thereto which are required by Lessor to prepare the Lessee Working Drawings (defined below) for any and all improvements desired by Lessee in the leased premises (said space plan and other information and instructions being called the "Lessee Space Plan").

2. Lessor will review the Lessee Space Plan to confirm that it conforms to the requirements listed in Part V below, and Lessor shall report any non-conformity to Lessee, on or before the Lessor Review Date (described in Part I above). Additionally, on or before the Lessor Review Date, Lessor shall meet with Lessee and advise Lessee informally of estimated potential costs and time delays associated with (i) work in excess of the quantities of Building standard items shown in Schedule 3 hereto; or (ii) improvements that are not Building Standard Improvements (the matters described in (i) and (ii) being called "Lessee Extra Work").


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3.   In the event the Lessee Space Plan does not conform to the requirements of
     Part V below, or Lessee determines to make revisions to the Lessee Space Plan, Lessee will deliver a corrected Lessee Space Plan to Lessor no later than the Space Plan Revision Date (described in Part I above). Also, on or before the Space Plan Revision Date, Lessee shall advise (by so marking on the Lessee Space Plan and summarizing same in an accompanying memorandum) Lessor in writing (hereinafter called "Lessee's Instructions") of what will constitute the Outside Contract Items (as those terms are defined in Part IV below)

4. After Lessor has received the final, mutually approved Lessee Space Plan, Lessor shall promptly cause working drawings (herein called "Lessee Working Drawings") of the improvements to the leased premises shown on the Lessee Space Plan to be prepared and shall deliver to Lessee the Lessee Working Drawings no later than the Working Drawings Delivery Date (described in
     Part I above) or such later date as may be reasonable in light of the complexity of Lessee's leasehold improvements or the nature of Lessee Extra Work.

5. In the event the Lessee Working Drawings vary in design from the Lessee Space Plan due to the fault of the Lessor or the architect engaged by the Lessor to prepare the Lessee Working Drawings, and if Lessee promptly gives Lessor written notice thereof at least prior to the Working Drawings Approval Date (described in Part I above), Lessor at its expense promptly shall correct the Lessee Working Drawings.

     Otherwise, Lessee shall deliver to Lessor written approval of the Lessee Working Drawings no later than the Working Drawings Approval Date (described in Part I above), and by said approval Lessee shall acknowledge that said drawings correctly depict the proper layout and design for any and all improvements desired by the Lessee for the leased premises.

6. Upon receipt of Lessee's Instructions and Lessee's approval of the Lessee Working Drawings, Lessor agrees to submit for pricing by its contractors and subcontractors the Lessor's Work. Lessor then shall furnish to Lessee a Tenant Construction Agreement, which shall cover the Lessor's Work and shall contain the results of said pricing, on or before the Bid Date (described in Part I above) or such later date as may be reasonable in light of the complexity of Lessee's leasehold improvements or the nature of Lessee Extra Work.

7. Lessee agrees to promptly review the Tenant Construction Agreement and to deliver the Tenant Construction Agreement to Lessor, approved and executed by Lessee, on or before the Bid Acceptance Date (described in Part I above). Such delivery shall constitute Lessee's release of Lessor to commence construction of the Lessor's Work.

PART III.          CERTAIN PROVISIONS RELATING TO CONSTRUCTION

1. Upon approval of the Tenant Construction Agreement Lessor agrees to use diligence to attempt to install the Lessor's Work within the time specified in the Tenant Construction Agreement. Lessee shall pay all costs incurred in connection with Lessee Extra Work, including the costs of the materials and labor therefor and associated architectural and engineering fees, if any, plus an additional charge equal to the Applicable Amount (defined below).

2. Lessee may make changes in the work to be done on or for its leasehold improvements both before and during construction of the same, provided, however, that no changes may be made within 30 days prior to the Scheduled Substantial Completion Date for the Lessor's Work. However, Lessee shall be responsible for all costs relating thereto (plus the Applicable Amount), which costs shall include those resulting from any delays incurred by Lessor as a result of the changes.

3. As contemplated by Schedule 1, unless Lessee occupies the leased premises prior thereto, Lessee shall not be required to pay rent and the term of this lease shall not commence until Lessee's leasehold improvements are substantially completed, unless such substantial completion is delayed beyond the date Building standard improvements in the quantities described in Schedule 3 would have been completed and unless delays are caused by Lessee. The following are examples of such delays which shall be referred to as Lessee Delays:


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     A. If Lessee's leasehold improvements involve Lessee Extra Work which requires more time to complete than is required for Building Standard Improvements;

     B. Failure by Lessee or its architects, engineers, space planners or others employed by Lessee to timely comply with the provisions of Part III above (but only if the failure results in Lessee's leasehold improvements being substantially completed later than they would have been substantially completed absent said failure);

     C. If Lessee makes changes either before or during construction of its leasehold improvements as described in Paragraph 2 of this Part Ill (but only if the changes result in Lessee's leasehold improvements being substantially completed later than they would have been substantially completed absent said changes).

4. Any failure of Lessee to use best efforts, in good faith, to comply with the requirements of this Schedule 2 shall constitute a default by Lessee, giving Lessor all of the remedies described in Section V of the lease, notwithstanding any provision hereof to the contrary.

5. Lessor shall pay and be responsible for the architectural and engineering fees incurred in preparing those portions of the Lessee Working Drawings which relate to the Building standard improvements to the leased premises. All other architectural and engineering fees incurred in connection with the preparation of the Lessee Working Drawings or changes thereto or in making any improvements to the leased premises shall be paid by Lessee upon receipt of an invoice therefor.

6. As used in this lease, the term "Applicable Amount" shall mean fifteen percent (15%) of the "Special Improvements Costs". The term "Special Improvements Costs" shall mean all costs incurred by Lessor (including architectural and engineering fees and any contractors' fees and fees for general conditions) in installing Lessee's leasehold improvements less and except the costs incurred for installing that portion of said leasehold improvements which constitute Building Standard Improvements to the extent that the same do not exceed the respective quantity allowances indicated in
     Schedule 3.

PART IV.                       OUTSIDE CONTRACTOR

     With the written approval of Lessor, Lessee may elect to use a contractor (the "Outside Contractor") other than Lessor to install certain portions of the improvements shown on the Lessee Working Drawings. As used herein, "Outside Contract Items" means all work to be performed by the Outside Contractor and thereby not included in Lessor's Work. "Lessor's Work" means the work Lessor is requested to bid on by the Lessee's Instructions, or if Lessee is not using an Outside Contractor, all work shown on the Lessee Working Drawings; provided, however, the Lessor's Work, as designated by Lessee, must be such that it can be substantially completed in full prior to the Outside Contractor commencing the Outside Contract Items; provided further, however, if the Lessor's Work does not include all of the leasehold improvements for the leased premises, Lessor may refuse to bid on (and thereby Lessor shall not be required to perform) all or any part of the Lessor's Work as so designated by Lessee. If Lessee so elects to use the Outside Contractor, then Lessee, in the Lessee's Instructions shall notify Lessor what items shown on the Lessee Working Drawings will constitute the Outside Contract Items (which Lessor's bid shall not cover and Lessor shall not be required to bid on or install the Outside Contract Items) and the Lessor's Work. If Lessee so elects to use the Outside Contractor, then the following shall apply:

     (1) Lessee shall obtain (in sufficient time to allow timely commencement of construction of its leasehold improvements and so as not to interfere with the orderly construction of the Building but in any event prior to the Bid Date), the prior written consent of Lessor as to the Outside Contractor to be used by Lessee and of the scope of the work to be performed by the Outside Contractor. Examples of when Lessor's consent may be refused include Lessee's use of any contractor which may be expected to cause a delay in the completion of the Building or otherwise unreasonably interfere with said completion.